Exhibit 10.1

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT, dated May 29, 2020 (the “Amendment”) amends the Employment Agreement dated as of January 6, 2020 (the “Agreement”) by and between Sequential Brands Group, Inc. (the “Company”) and David Conn (“Executive” and, collectively with the Company, the “Parties”).

For good and valuable consideration, the sufficiency of which the Parties do hereby acknowledge, the Parties, by executing this Amendment, agree as follows:

1.	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning provided in the Agreement.

2.	Amendments.

(a)	Executive agrees that, effective June 1, 2020 through December 31, 2020 (the “Reduction Period”) Executive’s Base Salary will be reduced from $50,000 per month to $35,000 per month, representing a thirty percent (30%) reduction of the Base Salary due to Executive during the Reduction Period (the “Reduced Salary”). The Reduced Salary shall be paid in accordance with the Company’s payroll practices and policies then in effect during the Reduction Period. The Parties acknowledge and agree that the Reduced Salary during the Reduction Period represents a reduction of the Base Salary in a total amount of $105,000 (such amount or such lesser amount if Executive does not remain employed with the Company through December 31, 2020, the “Difference”). Upon the expiration of the Reduction Period (i.e., commencing January 1, 2021), in the event the Executive is employed by the Company, Executive’s Base Salary shall return to $600,000 per year. In addition, in the event that the Executive’s employment terminates between June 1, 2020 and December 31, 2021, due to (i) termination by the Company without Cause, or (ii) Executive’s resignation with Good Reason, then, in addition to any payments owed to the Executive pursuant to Section 5(j), the Executive shall also be entitled to receive a pro-rata portion of the Difference (calculated from June 1, 2020 through the Executive’s last day of employment with the Company up to December 31, 2020), subject to the Executive executing the Release in the manner specified in Section 5(j)(vi). In the event of a Change of Control (as defined in the Company’s 2013 Stock Incentive Compensation Plan, as amended) between June 1, 2020 and December 31, 2020, the Executive’s Reduced Salary will return to $600,000 per year upon the closing of any such Change of Control.

(b)	Notwithstanding the foregoing, the (i) Annual Bonus for the 2020 fiscal year, and (ii) any payments which may become due to Executive pursuant to Sections 5(j)(ii) of the Agreement, shall be calculated based on Executive’s Base Salary for 2020, as if Executive had been paid his full Base Salary during the Reduction Period.

(c)	Executive hereby expressly waives Executive’s right to terminate the Agreement for Good Reason due to the reduction of Executive’s Base Salary pursuant to the terms of this Amendment. The Parties acknowledge and agree that the foregoing waiver shall not operate, or be construed, as a waiver of any subsequent breach by either Party.

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3.	Miscellaneous.

(a)	Each Party hereby represents and warrants to the other Party that: (i) such Party has the full power and authority to enter into this Amendment and to fulfill its obligations hereunder and (ii) when this Amendment is executed and delivered by such Party, this Amendment will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b)	This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Amendment may be executed and delivered by facsimile or PDF e-mail signature by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or PDF e-mail as if the original had been received.

(c)	This Amendment represents the entire understanding of the Executive and the Company with respect to the amendment of the Agreement. Except as specifically amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Daniel Hanbridge
Name: Daniel Hanbridge
Title: SVP and Interim Chief Financial Officer

EXECUTIVE

By:	/s/ David Conn
Name: David Conn

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